SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.                     )
Check the appropriate box:

☐	Preliminary information statement	☐	Confidential, for use of the Commission only
(as permitted by Rule 14c-5(d)(2)).
☑	Definitive information statement
The Vantagepoint Funds

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):
     ☑ No fee required
     ☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials.
     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

THE VANTAGEPOINT FUNDS

VANTAGEPOINT DIVERSIFYING STRATEGIES FUND

777 North Capitol Street, NE
Suite 600
Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This information statement is available at http://www.icmarc.org/prospectus

This Information Statement is being furnished on behalf of the Board of Directors (“Directors” or “Board”) of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint Diversifying Strategies Fund, formerly known as the Vantagepoint Diversified Assets Fund (the “Fund”), about recent changes related to the Fund’s subadvisory arrangements. The changes were approved by the Board of the VP Funds on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000. We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

This Information Statement is being mailed on or about March 18, 2010 to shareholders of record of the Fund as of, February 28, 2010.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended, and the Board has approved, new subadvisory agreements (each, a “New Subadvisory Agreement” and together, the “New Subadvisory Agreements”) with two new subadvisers to the Fund, Calamos Advisors LLC (“Calamos”) and Shenkman Capital Management, Inc. (“Shenkman”). Calamos and Shenkman are each herein referred to as a “New Subadviser,” and together as the “New Subadvisers.”

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser to the fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received an exemptive order from the SEC on May 8, 2000 (the “SEC Order”). The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

Consistent with the SEC Order, at a meeting held on September 25, 2009 (the “September Meeting”), the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the New Subadvisory Agreements among the VP Funds (on behalf of the Fund), VIA and each of Calamos and Shenkman. As discussed later in this Information Statement, the Board carefully considered the new subadvisory arrangements and concluded that the approval of the New Subadvisory Agreements was in the best interests of the Fund and its shareholders.

As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish the Fund’s shareholders with information about the New Subadvisers within ninety days from the date that the subadvisers are hired. This Information Statement provides that information, along with details of the new subadvisory arrangements for the Fund.

APPOINTMENT OF NEW SUBADVISERS TO THE FUND

At the September Meeting, VIA recommended, and the Board approved, the appointment of Calamos and Shenkman as subadvisers to the Fund, and on January 4, 2010, Calamos and Shenkman each began managing the assets allocated to them by VIA. Analytic Investors, LLC (“Analytic”), Mellon Capital Management Corporation (“Mellon”) and Payden & Rygel (“Payden”) continue to serve as subadvisers to the Fund.

Under the terms of the New Subadvisory Agreements, Calamos and Shenkman each make, on a discretionary basis, investment decisions for the assets of the Fund allocated to them by VIA, and continuously review, supervise and administer the Fund’s investment program with respect to such assets.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION
REGARDING THE NEW SUBADVISERS

At the September Meeting, VIA recommended, and the Board approved, the implementation of an additional principal investment strategy for the Fund, effective January 4, 2010. The additional principal investment strategy provides that the Fund allocate a portion of its assets to a portfolio of convertible securities of U.S. or foreign companies (which may include those in emerging markets) or replicate exposure to convertible securities by using a combination of either convertible or non-convertible bonds and common stock or equity options (“convertible securities strategy”).

Before approving the appointment of Calamos and Shenkman as subadvisers to the Fund effective January 4, 2010, the Board considered the recommendations of, and supporting analyses and data presented by, VIA in connection with the Board’s approval of the convertible securities strategy.

VIA recommended to the Board that it appoint each of Calamos and Shenkman as subadvisers to the Fund and approve the proposed New Subadvisory Agreements among VIA, the VP Funds and each of Calamos and Shenkman with respect to the Fund. VIA made these recommendations after it conducted a search for managers with experience managing convertible securities portfolios. VIA recommended Calamos and Shenkman because, among other things, in its view, based in part on information given to VIA by Calamos and Shenkman, each (i) possess a stable organizational structure; (ii) has an experienced investment team; (iii) has adequate infrastructure and support staff; (iv) has historically produced strong relative performance and downside protection for similar investment mandates; (v) demonstrates consistent above-average risk-adjusted returns versus peers for similar mandates; (vi) is an experienced subadviser of registered investment companies; (vii) has favorable risk/return attributes; (viii) has low correlation with other Fund subadvisers; (ix) has attractive fees relative to peer category averages; (x) would enhance the return potential for the Fund; and (xi) has a complimentary investment strategy to the Fund’s other subadvisers, which supports the Fund’s multi-management approach.

Before approving the appointment of Calamos and Shenkman as subadvisers to the Fund effective January 4, 2010, the Board considered the recommendations of, and supporting analyses and data presented by, VIA.

With respect to the Board’s consideration of the respective New Subadvisory Agreements with Calamos and Shenkman, the Directors received written information in advance of the September Meeting from VIA, which included: (1) VIA’s rationale for the convertible securities strategy for the Fund; (2) the process by which VIA selected and recommended for Board approval Calamos and Shenkman as subadvisers of the Fund to implement the convertible securities strategy; (3) the nature, extent and quality of the services that Calamos and Shenkman would be expected to provide to the Fund; (4) each of Calamos’ and Shenkman’s experience, investment management business, personnel and operations; (5) each of Calamos’ and Shenkman’s brokerage and trading policies and practices; (6) the level of the subadvisory fees to be charged to the Fund by Calamos and Shenkman and a comparison of those fees to the: (a) fees charged by each of Calamos and Shenkman for managing other comparable accounts; and (b) fees charged by a group of U.S. separate account investment managers utilizing an active convertible securities strategy; (7) Calamos’ and Shenkman’s respective compliance programs; (8) Calamos’ and Shenkman’s respective historical performance returns utilizing: (i) a global convertible securities mandate with respect to Calamos; and (ii) a convertible securities bond mandate with respect to Shenkman, and such performance compared to a relevant benchmark and peer group; (9) the Fund’s expected overall investment advisory fee and projected total expense ratio, taking into account the proposed new subadvisory arrangements, compared to a group of long-short funds; and (10) each of Calamos’ and Shenkman’s financial condition.

In considering the information and materials described above, the Independent Directors received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

In determining whether to approve each New Subadvisory Agreement, the Directors considered the information received in advance of the September Meeting, the presentations made by, and discussions held with, representatives of Calamos and Shenkman, VIA’s personnel and the VP Funds’ CCO prior to the September Meeting and at the September Meeting, as applicable, as well as a variety of factors. Although not meant to be all-inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the New Subadvisory Agreements.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the services expected to be provided by Calamos and Shenkman under their respective New Subadvisory Agreements, the Directors considered the specific investment process to be employed by each of Calamos and Shenkman in managing the assets of the Fund to be allocated to them; the qualifications of Calamos’ and Shenkman’s respective investment management personnel with regard to implementing a global convertible securities mandate and convertible securities bond mandate, respectively; each of Calamos’ and Shenkman’s overall favorable performance record as compared to a relevant benchmark and peer group; each of Calamos’ and Shenkman’s infrastructure and whether it appeared to adequately support a global convertible securities strategy and a convertible securities bond strategy, respectively; and VIA’s review process and favorable assessment as to the nature, quality and extent of the subadvisory services expected to be provided by each of Calamos and Shenkman to the Fund. The Directors acknowledged that Calamos and Shenkman each has a successful performance record as a global convertible securities strategy manager and convertible securities bond strategy manager, respectively; and Calamos and Shenkman each has experienced portfolio management personnel and appeared to have adequate infrastructure and support staff to seek to achieve favorable results implementing a global convertible securities strategy and a convertible securities bond strategy, respectively, for the Fund. The Directors concluded that the nature, extent and quality of the subadvisory services expected to be provided by each of Calamos and Shenkman were appropriate for the Fund in light of its new convertible securities strategy, effective January 4, 2010, and, thus, supported a decision to approve each New Subadvisory Agreement.

Investment Performance. The Directors evaluated Calamos’ and Shenkman’s historical investment performance record in managing their clients’ assets utilizing a global convertible securities mandate with respect to Calamos and a convertible securities bond mandate with respect to Shenkman and considered each performance record versus a relevant benchmark and peer group (based on information provided by an independent third-party source). The Directors concluded that the historical investment performance record of each of Calamos and Shenkman supported approval of each New Subadvisory Agreement.

Subadvisory Fees, Expense Ratio Impact and Economies of Scale. In evaluating each proposed subadvisory fee, the Directors reviewed Calamos’ and Shenkman’s respective subadvisory fee schedules. The Directors considered comparisons of the subadvisory fee to be charged by each of Calamos and Shenkman to the Fund with its respective fee schedule for managing other accounts with an investment mandate similar to the mandate the subadviser is to employ on behalf of the Fund. The Directors also considered that, according to the information provided by VIA, the proposed fee schedule for each of Calamos and Shenkman: (i) reflected the lowest fee rate currently charged by the subadviser to other accounts for which it provides advisory services utilizing a similar mandate; and (ii) is lower than its standard fee schedule for managing accounts with a similar mandate. Additionally, the nature of the subadvisory services each of Calamos and Shenkman is to provide to the Fund appeared to be comparable to those each subadviser currently provides to its other subadvisory relationships.

The Directors reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged to accounts with assets comparable to the amount of assets to be allocated initially to each of Calamos and Shenkman by a group of U.S. separate account investment managers that employ a similar investment style to the investment style each subadviser is to employ for the Fund. According to the information provided, the effective fee rate to be paid by the Fund to each of Calamos and Shenkman at the proposed initial asset allocation levels would be below the median fee charged by such managers.

The Directors also considered that there would be no increase in the overall contractual subadvisory fees to be paid by the Fund and, therefore, no increase in the total expense ratio of the Fund as a result of the appointment of each of Calamos and Shenkman. Referring to data provided by VIA and compiled by Morningstar, Inc. (“Morningstar”), a provider of independent investment company data, the Directors also noted that the expected total investment advisory fee for the Fund, taking into account the proposed subadviser changes, was lower than the average and median investment advisory fee of a group of mutual funds in Morningstar’s long-short category. The Directors also considered information provided by VIA and compiled by Morningstar on the total expense ratios of a group of mutual funds in Morningstar’s long-short category, which showed that, if Calamos and Shenkman each served as a subadviser to the Fund at the proposed subadvisory fee rate and initial asset allocation level, along with the Fund’s three other existing subadvisers at their current subadvisory fee rates, the Fund’s expected total expense ratio would be below the average and median expense ratios of such funds.

The foregoing comparisons assisted the Directors in considering each New Subadvisory Agreement by providing them with a basis for evaluating Calamos’ and Shenkman’s fees, including in light of the Fund’s expected overall investment advisory fee and total expense ratio, on a relative basis. Based on this information, the Directors concluded that the subadvisory fee of Calamos and Shenkman appeared to be within a reasonable range for the services to be provided.

With respect to the estimated profits to be realized by Calamos and Shenkman from their relationship with the Fund, and in reviewing the extent to which economies of scale may be realized by Calamos and Shenkman as the assets of the Fund to be managed by each subadviser grow and whether the proposed fee levels reflect these economies, the Directors considered that each subadviser’s proposed fee schedule included breakpoints, which indicates that each proposed subadvisory fee rate is intended to capture certain anticipated economies of scale for the benefit of the Fund’s shareholders in connection with the services to be provided. The Directors concluded that each proposed fee schedule with respect to Calamos and Shenkman was appropriate at this time.

Other Considerations. The Directors considered VIA’s judgment that the addition of the convertible securities strategy to the Fund, and the addition of Calamos and Shenkman as subadvisers to the Fund to implement the new convertible securities strategy, would add value by complementing the investment approach of the Fund’s current investment subadvisers, Analytic, Mellon, and Payden. In this regard, the Directors considered VIA’s belief that the addition of the convertible securities strategy to the Fund, and the addition of each of Calamos and Shenkman as a subadviser, should serve to better diversify the Fund with attractive risk/return attributes.

The Directors considered the selection and due diligence process employed by VIA in deciding to recommend Calamos and Shenkman as subadvisers to the Fund to implement the convertible securities strategy and also considered VIA’s conclusion that the fee to be paid to each of Calamos and Shenkman for their respective services to the Fund is reasonable and appropriate in light of the nature and quality of services to be provided by each subadviser and the reasons supporting that conclusion. The Directors concluded that VIA’s recommendations and conclusions supported approval of each New Subadvisory Agreement.

The Directors also considered the potential “fall-out” or ancillary benefits that may accrue to Calamos and Shenkman due to each subadviser’s relationship with the Fund. The Directors considered that Calamos may direct the Fund’s brokerage transactions to certain brokers to obtain research and other services. However, the Directors noted that all subadvisers are required to select brokers who meet the Fund’s requirements for seeking best execution, and that VIA monitors and evaluates the subadvisers’ trade execution with respect to Fund brokerage transactions on a regular basis and provides reports to the Board in this regard. With respect to Shenkman, the Board considered that Shenkman indicated that, by serving as subadviser to the Fund, it may receive fall-out benefits from its relationship with the Fund through the potential exposure of the firm and its products. The Directors concluded that the potential benefits that may accrue to Calamos and Shenkman by virtue of their relationships with the Fund appeared to be reasonable.

Conclusion. After full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the initial approval of each New Subadvisory Agreement with Calamos and Shenkman was in the best interests of the Fund and its shareholders, and approved the New Subadvisory Agreement with, and the fee to be paid to, each of Calamos and Shenkman.

THE NEW SUBADVISORY AGREEMENTS

The New Subadvisory Agreements with Calamos and Shenkman each have terms substantially similar to the terms of the agreements with other subadvisers to the VP Funds, except for the fee rate payable by the Fund to each of Calamos and Shenkman. Under the New Subadvisory Agreements, Calamos and Shenkman each make, on a discretionary basis, all investment decisions for the portion of the Fund’s assets allocated to it, and continuously reviews, supervises and administers the Fund’s investment program with respect to those assets. Calamos and Shenkman discharge their responsibilities under the New Subadvisory Agreements subject to the supervision of VIA and the Board, and each has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The New Subadvisory Agreements are each dated January 4, 2010, and each has an initial term ending February 28, 2011. Thereafter, continuance of each of the New Subadvisory Agreements requires the annual approval of the VP Funds’ Board, including a majority of the Independent Directors.

For its services to the Fund under the New Subadvisory Agreement, Calamos receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets of the Fund allocated to Calamos, with annual rates as follows: 0.55% on the first $100 million, 0.50% on the next $150 million, and 0.45% on all amounts in excess of $250 million.

Calamos is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

For its services to the Fund under the New Subadvisory Agreement, Shenkman receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets of the Fund allocated to Shenkman, with annual rates as follows: 0.40% on the first $50 million, 0.375% on the next $250 million, and 0.35% on all amounts in excess of $300 million.

Shenkman is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT THE NEW SUBADVISERS

Calamos is located at 2020 Calamos Court, Naperville, IL, 60563. Calamos is organized as a Delaware limited liability company. Calamos is wholly-owned by its managing member, Calamos Holdings LLC, a Delaware limited liability company. Calamos Holdings LLC is owned by its majority member, Calamos Family Partners, Inc., a Delaware corporation (“Family Partners”), by John P. Calamos, Sr., and by its managing member, Calamos Asset Management, Inc., a Delaware corporation (“CAM”).

Family Partners is a private firm, which is wholly owned by the John P. Calamos 1985 Trust Dated August 21, 1985 (the “John P. Calamos Trust”); John P. Calamos, Sr.; Nick P. Calamos; and John P. Calamos, Jr. John P. Calamos, Sr. holds the controlling interest in Family Partners.

CAM has issued both Class A and Class B common stock. CAM’s Class A common stock is publicly traded on NASDAQ under the symbol CLMS, with ownership widely distributed among public shareholders. All of CAM’s

Class B common stock is owned by Family Partners. Each share of CAM’s Class B common stock has enhanced voting rights and as such Family Partners held over 97% of the combined voting power of all CAM’s outstanding capital stock as of December 31, 2009.

Calamos Holdings LLC, Family Partners, CAM, and the John P. Calamos Trust are each located at 2020 Calamos Court, Naperville, IL, 60563. Principal executive officers of Calamos, and their principal occupations, include:

Name	Title(s)

John P. Calamos, Sr.	Chief Executive Officer, Co-Chief Investment Officer
Nick P. Calamos	President of Investments and Co-Chief Investment Officer
James J. Boyne	President of Distribution and Operations and Secretary
Cristina Wasiak	Senior Vice President, Chief Financial Officer
James F. Baka	Executive Vice President, Wealth Management
Nimish S. Bhatt	Senior Vice President and Director of Operations
Joseph B. O’Boyle	Vice President, Chief Compliance Officer

The business address of each of the individuals listed above is 2020 Calamos Court, Naperville, IL, 60563. As of January 31, 2010, Calamos had approximately $31.3 billion in assets under management.

Shenkman is located at 461 Fifth Ave, 22nd Floor, New York, NY 10017. Shenkman is an independent, privately owned investment adviser organized as a New York corporation. Shenkman is 100% owned by employees and directors, and is controlled by Mark R. Shenkman who owns a majority of the shares of Shenkman through the Mark R. Shenkman Revocable Trust U/A August 13, 2003 (the “Mark R. Shenkman Trust”). Mr. Shenkman is the trustee and sole beneficiary of the Mark R. Shenkman Trust. Directors and principal executive officers of Shenkman, and their principal occupations, include:

Name	Title(s)	Principal Occupation(s)

Mark R. Shenkman	President and Director	President of Shenkman
Victor M. Rosenzweig	Director	Attorney in private practice
Frank X. Whitley	Executive Vice President	Executive Vice President of Shenkman
Mark J. Flanagan	Executive Vice President	Executive Vice President of Shenkman
Richard H. Weinstein	Executive Vice President, General Counsel and Chief Compliance Officer	Executive Vice President, General Counsel and Chief Compliance Officer of Shenkman

The business address of each of the principal executive officers listed above, and of the Mark R. Shenkman Trust, is 461 Fifth Ave, 22nd Floor, New York, NY 10017. The business address of Mr. Rosenzweig is Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022. As of January 31, 2010, Shenkman had approximately $11.2 billion in assets under management.

THE INVESTMENT ADVISER AND THE SECOND
MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Washington, DC 20002, is a wholly owned subsidiary of, and controlled by the ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company (“Trust Company”). ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. These plans are established and maintained in accordance with Sections 457 and 401, respectively, of the Internal Revenue Code of 1986, as amended. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Joan McCallen serves as President and Chief Executive Officer of ICMA-RC, Manager and President of VIA and President and Principal Executive Officer of the VP Funds. Kathryn B. McGrath serves as Senior Vice President, Secretary and General Counsel of ICMA-RC, Secretary of VIA and Assistant Secretary of the VP Funds. Elizabeth Glista serves as Senior Vice President and Chief Financial Officer of ICMA-RC, and Treasurer of VIA and Treasurer and Principal Financial Officer of the VP Funds. Angela Montez serves as Deputy General Counsel, Assistant Secretary, and Managing Vice President of ICMA-RC and Secretary of the VP Funds.

VIA provides investment advisory services to the Fund pursuant to a Second Master Investment Advisory Agreement (“Second Master Agreement”). The Second Master Agreement, dated January 3, 2005 and amended December 29, 2005 and October 26, 2007, was last approved by the initial shareholder of the Fund on October 29, 2007. On January 15, 2010, the Board approved the continuance of the Second Master Agreement through February 28, 2011. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds. Pursuant to the Second Master Agreement, the Fund compensates VIA for these services rendered to the Fund by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.10%. VIA earned $383,749 in advisory fees for services provided to the Fund for the fiscal year ended December 31, 2009.

SUBADVISERS AND SUBADVISORY FEES PAID

		Column B
		Fees That Would
		Have Been Paid by
		Fund During	Column C
		Calendar Year 2009	Fees That Would Have Been
	Column A	Had Calamos and	Paid by Fund During
	Actual Fees Paid by	Shenkman Also	Calendar Year 2009
	Fund During	Served as Fund	Based on Current
	Calendar Year 2009*	Subadvisers†	Subadvisers‡

Analytic	$516,333	$339,794	$339,794
Mellon	$745,919	$495,433	$495,433
Payden§	$202,946	$181,620	$210,887
Drake	$66,420	$66,420	N/A
Calamos	N/A	$259,643	$259,643
Shenkman	N/A	$188,832	$188,832

Total	$1,531,618	$1,531,742	$1,494,589

*	Column A shows the fees that the Fund actually paid to its subadvisers in 2009. Calamos and Shenkman were not included as they did not serve as subadvisers during that time.

†	Column B is intended to show the fees that would have been paid by the Fund in 2009 if Calamos and Shenkman had each served as subadvisers to the Fund for the entire year. Calculations are based on Fund assets as of December 31, 2009, and the percentage of the Fund’s assets allocated to each subadviser on January 4, 2010, except with respect to Drake Management, LLC (“Drake”). Drake served as a subadviser to the Fund from October 26, 2007 through April 10, 2009 and thus did not have any Fund assets allocated to it on January 4, 2010. For Drake, the chart includes the amount of fees the Fund actually paid to Drake in 2009.

‡	Column C is intended to show the fees that would have been paid by the Fund in 2009 if Calamos and Shenkman had each served as subadvisers to the Fund for the entire year based only on the Fund’s current subadvisers (i.e., excluding Drake). As with Column B, calculations are based on Fund assets as of December 31, 2009, and the percentage of the Fund’s assets allocated to each current subadviser on January 4, 2010.

§	Payden voluntarily waived $12,257 and contractually waived $40,059 (for a total waiver of $52,316) of its fees in 2009. Based on the hypothetical scenario depicted in Column B, assuming the terms of Payden’s voluntary and contractual waivers were unchanged, it would have voluntarily waived $12,243 and contractually waived $24,560 (for a total waiver of $36,803) of its fees in 2009. Based on the hypothetical scenario depicted in Column C, assuming the terms of Payden’s voluntary and contractual waivers were unchanged, it would have voluntarily waived $19,560 and contractually waived $24,560 (for a total waiver of $44,120) of its fees in 2009.

The difference between the actual fees paid by the Fund to Analytic, Mellon, Payden, and Drake during calendar year 2009 (Column A), and the fees that, hypothetically, would have been paid by the Fund to Analytic, Mellon, Payden, Drake, Calamos, and Shenkman, had Calamos and Shenkman also served as subadvisers during that period (Column B), is $124, a less than 0.01% increase.

The difference between the actual fees paid by the Fund to Analytic, Mellon, Payden, and Drake during calendar year 2009 (Column A), and the fees that, hypothetically, would have been paid by the Fund to Analytic, Mellon, Payden, Calamos, and Shenkman, had (1) Drake not served as a subadviser, and (2) Calamos and Shenkman served as subadvisers during that period (Column C), is $37,029, a 2.42% decrease.

PAYMENTS OF COMMISSIONS TO AFFILIATED BROKERS

The Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended December 31, 2009.

RECORD OF BENEFICIAL OWNERSHIP

As of January 31, 2010, the Fund had 70,331,551 shares outstanding. A majority of the voting shares of the Fund are held indirectly through certain of the Vantagepoint Model Portfolio Funds and Vantagepoint Milestone Funds by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Washington, DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company, a New Hampshire non-depository banking corporation, has the power to direct the vote of the shares of the Fund that are held indirectly through the Vantagepoint Model Portfolio Funds and the Vantagepoint Milestone Funds under the proxy voting policy adopted by VIA. The Trust Company therefore indirectly has the power to vote more than 25% of the Fund’s voting securities and thus under the 1940 Act is considered to “control” the Fund. As a control person of the Fund, the Trust Company may possess the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly-owned subsidiaries of ICMA-RC.

As of January 31, 2010, the Fund’s shares were owned only by certain Vantagepoint Model Portfolio and Vantagepoint Milestone Funds. As of that date, the Vantagepoint Model Portfolio Savings Oriented Fund, the Vantagepoint Model Portfolio Conservative Growth Fund, the Vantagepoint Model Portfolio Traditional Growth Fund, and the Vantagepoint Long-Term Growth Fund each beneficially owned more than 5% of the Fund’s outstanding voting securities. Also as of that date, VantageTrust held, indirectly, through its ownership of shares of certain Vantagepoint Model Portfolio Funds and Vantagepoint Milestone Funds, 64,446,637 shares of the Fund or 91.63% of the Fund’s outstanding shares. Also, as of January 31, 2010, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of the Fund’s outstanding voting securities.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly-owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2009.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds’ shares and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds related to the retirement plans investing in the VP Funds. VTA is a wholly-owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of VTA. VTA received $1,308,987 in fees from the Fund during the fiscal year ended December 31, 2009 for the services it provided.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

Only one copy of this Information Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record, unless the VP Funds has received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.